                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                 SPX CORPORATION

     SPX CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of the Corporation held on February 27, 2002, resolutions were adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that the amendment be considered at the Annual Meeting of Stockholders of the Corporation to be held April 24, 2002. The resolution setting forth the proposed amendment is as follows:

          "RESOLVED, that the Board of Directors hereby approves the amendment of the Corporation's Certificate of Incorporation by amending and restating Article Fourth, paragraph 1 thereof to read as follows:

               1. Authorized Shares. The total number of authorized shares of stock of all classes which the Corporation shall have authority to issue is two hundred three million (203,000,000), of which three million (3,000,000) shall be shares of Preferred Stock, without par value, and two hundred million (200,000,000) shall be shares of Common Stock, par value $10 per share."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the Annual Meeting of the Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares required by Section 242 of the General Corporation Law of the State of Delaware were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, SPX CORPORATION has caused this certificate to be signed by Christopher J. Kearney, its Vice President, Secretary and General Counsel, this 16th day of May 2002.

                                             SPX CORPORATION


                                             By: /s/ Christopher J. Kearney
                                                --------------------------------
                                                   Christopher J. Kearney
                                                   Vice President, Secretary and
                                                   General Counsel

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                         GENERAL SIGNAL HOLDINGS COMPANY

                                      INTO

                                 SPX CORPORATION

                           Pursuant to Section 253 of
                     the General Corporation Law of Delaware

     SPX Corporation, a corporation organized and existing under the laws of the state of Delaware (this "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That this Corporation was incorporated on the 9th day of February 1968, pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That this Corporation owns all of the outstanding shares of common stock, par value $1.00, of General Signal Holdings Company, a corporation incorporated on the 6th day of May 1982, pursuant to the General Corporation Law of the State of Delaware.

     THIRD: That this Corporation, by resolutions of its Board of Directors attached hereto as Exhibit A, duly adopted on the 19th day of March, 2002 by unanimous written consent and filed with the Minute Book of this Corporation, determined to merge General Signal Holdings Company with and into this Corporation.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed by Christopher J. Kearney, its Vice President and Secretary, this 28th day of March, 2002.

                                               SPX CORPORATION

                                               By: /s/ Christopher J. Kearney
                                                   -----------------------------
                                                   Christopher J. Kearney
                                                   Vice President and Secretary

                                                                       Exhibit A

MERGER OF GENERAL SIGNAL HOLDINGS COMPANY WITH AND INTO SPX CORPORATION

     WHEREAS, SPX Corporation, a Delaware corporation ("the Company") is the record and beneficial owner of all of the issued and outstanding shares of common stock, par value $1.00 per share (the "General Signal Holdings Stock"), of General Signal Holdings Company, a Delaware corporation ("General Signal Holdings"); and

     WHEREAS, the Company desires to merge General Signal Holdings with and into the Company, which shall be the surviving corporation (such corporation in its capacity as such surviving company being hereinafter sometimes called the "Surviving Corporation") pursuant to the provisions of section 253 of the Delaware General Corporation Law (the "Merger").

     NOW, THEREFORE, BE IT RESOLVED, that effective upon the filing of an appropriate Certificate of Ownership and Merger embodying these resolutions with the Secretary of State of the State of Delaware (the date and time of such filing being hereinafter referred to as the "Effective Time"), the Company shall merge General Signal Holdings with and into the Company in accordance with the Delaware General Corporation Law.

     RESOLVED, that the terms and conditions of the Merger are as follows:

          (1) At the Effective Time, (a) the certificate of incorporation of the Company shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended, (b) the bylaws of the Company shall be the bylaws of the Surviving Corporation until thereafter changed or amended and (c) the directors of the Company shall be the directors of the Surviving Corporation, and the officers of the Company shall be the officers of the Surviving Corporation, in each case until their successors are duly elected or appointed and qualified in the manner provided by the certificate of incorporation and bylaws of Surviving Corporation or as otherwise provided by law.

          (2) At the Effective Time, by virtue of the Merger and without any action on the part of the Company, the Surviving Corporation or General Signal Holdings, each issued and outstanding share of General Signal Holdings Stock shall be cancelled and retired.

          (3) At the Effective Time, the Surviving Corporation shall succeed, without other transfer, to all rights and property of the constituent corporations to the Merger, and shall assume and be subject to all the debts and liabilities of each of the constituent corporations in the same manner as if the Surviving Corporation had itself incurred them, all with the effect set forth in the Delaware General Corporation Law.

     RESOLVED, that the President or any Vice President of the Company or such other officers of the Company or such other persons as the Board may designate from time-to-time and any additional persons as such officers or designated persons may further designate (each, an "Officer" and together, the "Officers") be, and each of them hereby is, directed and authorized to make, execute and deliver, in the name and on behalf of the Company, a Certificate of Ownership and Merger setting forth a copy of these resolutions providing for the Merger of General Signal Holdings with and into the Company, and to cause the same to be filed with the Secretary of State of the State of Delaware and a certified copy thereof recorded in the Office of the Recorder of Deeds of the County of New Castle in the State of Delaware.

GENERAL AUTHORIZING RESOLUTIONS

     RESOLVED, that each Officer of the Company be, and each of them hereby is, authorized to take or cause to be taken all such further actions and to execute and deliver all such further agreements, indentures, instruments of assumption, documents, certificates, and undertakings in the name of and on behalf of the Company, and to incur all fees and expenses as in his judgment shall be necessary, appropriate, or advisable to carry out and to effect the purpose and intent of the foregoing resolutions and to complete the transactions contemplated thereby.

     RESOLVED, that all actions taken prior to the adoption of these resolutions by any Officer of the Company in connection with the matters referred to herein that would have been within the authority conferred hereby had these resolutions predated such actions be, and they hereby are, ratified, confirmed and approved in all respects.

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                           GENERAL SIGNAL CORPORATION
                                      INTO
                                 SPX CORPORATION

                           Pursuant to Section 253 of
                     the General Corporation Law of Delaware

     SPX Corporation, a corporation organized and existing under the laws of the state of Delaware (this "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That this Corporation was incorporated on the 9th day of February 1968, pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That this Corporation owns all the outstanding shares of common stock, par value $0.01, of General Signal Corporation, a corporation incorporated on the 13th day of February 1998, pursuant to the General Corporation Law of the State of Delaware.

     THIRD: That this Corporation, by resolutions of its Board of Directors attached hereto as Exhibit A, duly adopted at a meeting of its members on the 22nd day of August, 2001 and filed with the Minute Book of this Corporation, determined to merge General Signal Corporation with and into this Corporation.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed by Christopher J. Kearney, its Vice President, Secretary, this 31st day of December, 2001.

                                           SPX CORPORATION

                                           By: /s/ Christopher J. Kearney
                                               ---------------------------------
                                                   Christopher J. Kearney
                                                   Vice President and Secretary

                                                                       Exhibit A

                                   RESOLUTIONS
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                                 SPX CORPORATION

Merger of General Signal Corporation with and into SPX Corporation

     WHEREAS, SPX Corporation, a Delaware corporation, (the "Company") is the record and beneficial owner of all the issued and outstanding shares of common stock, par value $0.01 per share (the "General Signal Stock"), of General Signal Corporation, a Delaware corporation ("General Signal").

     WHEREAS, the Company desires to merge General Signal with and into the Company, which shall be the surviving corporation (such corporation in its capacity as such surviving company being hereinafter sometimes called the "Surviving Corporation") pursuant to the provisions of section 253 of the Delaware General Corporation Law (the "Merger").

     NOW, THEREFORE, BE IT RESOLVED, that effective upon the filing of an appropriate Certificate of Ownership and Merger embodying these resolutions with the Secretary of State of the State of Delaware (the date and time of such filing being hereinafter referred to as the "Effective Time"), the Company shall merge General Signal with and into the Company in accordance with the Delaware General Corporation Law.

     RESOLVED, that the terms and conditions of the Merger are as follows:

          (1) At the Effective Time, (a) the certificate of incorporation of the Company shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended, (b) the bylaws of the Company shall be the bylaws of the Surviving Corporation until thereafter changed or amended and (c) the directors of the Company shall be the directors of the Surviving Corporation, and the officers of the Company shall be the officers of the Surviving Corporation, in each case until their successors are duly elected or appointed and qualified in the manner provided by the certificate of incorporation and bylaws of the Surviving Corporation or as otherwise provided by law.

          (2) At the Effective Time, by virtue of the Merger and without any action on the part of the Company, the Surviving Corporation or General Signal, each issued and outstanding share of General Signal Stock shall be cancelled and retired.

          (3) At the Effective Time, the Surviving Corporation shall succeed, without other transfer, to all rights and property of the constituent corporations to the Merger, and shall assume and be subject to all the debts and liabilities of each of the constituent corporations in the same manner as if the Surviving Corporation had itself incurred them, all with the effect set forth in the Delaware General Corporation Law.

     RESOLVED, that the President or any Vice President of the Company or such other officers of the Company or such other persons as the Board may designate from time-to-time and any additional persons as such officers or designated persons may further designate (each, an "Officer" and together, the "Officers") be, and each of them hereby is, directed and authorized to make, execute and deliver, in the name and on behalf of the Company, a Certificate of Ownership and Merger setting forth a copy of these resolutions providing for the Merger of General Signal with and into the Company, and to cause the same to be filed with the Secretary of State of the State of Delaware and a certified copy thereof recorded in the Office of the Recorder of Deeds of the County of New Castle in the State of Delaware.

General Enabling Resolutions

     RESOLVED, that each Officer of the Company be, and each of them hereby is, authorized to take or cause to be taken all such further actions and to execute and deliver all such further agreements, indentures, instruments of assumption, documents, certificates, and undertakings in the name of and on behalf of the Company, and to incur all fees and expenses as in his judgment shall be necessary, appropriate, or advisable to carry out and to effect the purpose and intent of the foregoing resolutions and to complete the transactions contemplated thereby.

     RESOLVED, that all actions take prior to the adoption of these resolutions by any Officer of the Company in connection with the matters referred to herein that would have been within the authority conferred hereby had these resolutions predated such actions be, and they hereby are, ratified, confirmed and approved in all respects.

                                STATE OF DELAWARE

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 SPX CORPORATION

SPX CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation held on February 6, 1998, resolutions were adopted setting forth and proposed amendment of the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that the amendment be submitted to the stockholders for their consideration at the Annual Meeting of Stockholders of the Corporation to be held May 20, 1998. The resolution setting forth the proposed amendment is as follows:

RESOLVED, That Article Fourth, Section I of the Certificate of Incorporation of this Corporation be amended to read as follows:

     "FOURTH. 1. Authorized Shares. The total number of authorized shares of the stock of all classes with the Corporation shall have authority to issue is one hundred three million (103,000,000), of which three million (3,000,000) shall be shares of Preferred Stock without par value and one hundred million (100,000,000) shall be shares of Common Stock of the par value of $10 per share."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the Annual Meeting of the Stockholders of the Corporation was duly called and held, upon notice, on May 20, 1998, in accordance with Section 222 of the General Corporation Law of the State of Delaware and the Corporation's Restated Certificate of Incorporation and bylaws.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation law of the State of Delaware.

IN WITNESS WHEREOF, SPX CORPORATION has caused this certificate to be signed by Christopher J. Kearney, its Vice President, Secretary and General Counsel, this 12th day of June, 1998.


                                              SPX CORPORATION

                                              By: /s/ Christopher J. Kearney
                                                 ------------------------------
                                                 Christopher J. Kearney
                                                 Vice President, Secretary and
                                                 General Counsel

                              AMENDED AND RESTATED

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                                       of

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                                 SPX CORPORATION

                         (Pursuant to Section 151 of the
                        Delaware General Corporation law)

     SPX Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies as follows:

     1. The Corporation originally filed a Certificate of Designation, Preferences and Rights relating to the designation of a series of preferred stock titled "Series A Junior Participating Preferred Stock" (the "Old Designated Stock") on October 25, 1988.

     2.   No shares of Old Designated Stock have been issued.

     3. The designation of the Old Designated Stock is to be changed in its entirety as provided herein.

     4. The following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at the meeting held on June 25, 1996:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Restated Certificate of Incorporation, the Board of Directors hereby amends and restates in its entirety the Certificate of Designation, Preferences and Rights field on October 25, 1988 with respect to the series of Preferred Stock, no par value

(the "Preferred Stock"), of the Corporation created thereby and hereby restates the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

     Series A Junior Participating Preferred Stock:

     SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of Shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

     SECTION 2.   DIVIDENDS AND DISTRIBUTIONS.

          (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $10.00 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the tenth day of March, June, September and December in each year (each such date being referred to herein as "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $5 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause
     (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $5 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     SECTION 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) Except as otherwise provided herein, in any Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

            (C) Expect as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     SECTION 4.   CERTAIN RESTRICTIONS.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in
     Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on share of Series A Preferred Stock outstanding shall have been pain in full, the Corporation shall not:

                   (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                  (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not: permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
     (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     SECTION 5. REQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock any may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     SECTION 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $ 1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such even under the proviso in clause
(1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     SECTION 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     SECTION 8. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

     SECTION 9. RANK. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

     SECTION 10. AMENDMENT. The Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Designation, Preferences and Rights is executed on behalf of the Corporation by its Chairman and attested by its Secretary this 25th day of June, 1996.

                                       SPX CORPORATION

                                       /s/ John B. Blystone
                                       -----------------------------------------
                                       Name:  John B. Blystone
                                       Title: Chairman & Chief Executive Officer

Attest:

/s/ James M. Sheridan
-------------------------
Name:  James M. Sheridan
Title: Secretary

                      CERTIFICATION OF OWNERSHIP AND MERGER

                                       of

                             SPX CREDIT CORPORATION

                            (a Delaware corporation)

                                      into

                                 SPX CORPORATION

                            (a Delaware corporation)

     WHEREAS, SPX Credit Corporation ("SPXCC") entered into a Purchase and Sale Agreement dated as of August 14, 1995 with Textron Financial Corporation ("TFC") and SPX Corporation ("SPX") pursuant to which SPXCC sold substantially all its assets to TFC effective September 29, 1995;

     WHEREAS, SPX assisted SPXCC in its efforts to wind down and liquidate any remaining assets and satisfy any remaining liabilities following September 29, 1995 by effectively assuming the liabilities of SPXCC and disposing of or satisfying any remaining assets and liabilities of SPXCC;

     WHEREAS, SPXCC completed its efforts to wind down and liquidate its assets and satisfy its liabilities effective as of December 31, 1995, at or prior to which time it ceased all operations and functions;

     NOW, THEREFORE, it is hereby certified that:

          1. SPX is a corporation incorporated under the laws of State of Delaware.

          2. SPX is the owner of all of the outstanding shares of common stock of SPXCC, also a corporation incorporated under the laws of the State of Delaware.

          3. SPX hereby merges SPXCC with and into SPX and assumes all of its obligations.

          4. The following is a copy of the resolutions adopted on the 24th day of April, 1996, by the Board of Directors of SPX to merge SPXCC into SPX:

               RESOLVED, that SPX Credit Corporation, a wholly owned subsidiary of SPX, be merged into SPX pursuant to the laws of the State of Delaware as hereinafter provided, so that the separate existence of SPX Credit Corporation shall cease as soon as the merger shall become effective, and thereupon SPX and SPX Credit Corporation will become a single corporation, which shall continue to exist under, and be governed by, laws of the State of Delaware.

          RESOLVED that the terms and conditions of the proposed merger are as follows:

     (a) From and after the effective time of the merger, all of the estate, property, rights, privileges, powers, and franchises of SPX Credit Corporation shall become vested in and be held by SPX as fully and entirely and without change or diminution as the same were before held and enjoyed by SPX Credit Corporation and SPX shall assume all of the obligations of SPX Credit Corporation pursuant to Section 253 of the General Corporation Law of the State of Delaware.

     (b) From and after the effective time of the merger, SPX shall be the surviving corporation and SPX Credit Corporation shall cease to exist in accordance with Section 253 of the General Corporation Law of the State of Delaware.

               RESOLVED that the proper officers of SPX be and they hereby are authorized and directed to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions to merge SPX Credit Corporation into SPX and the date of adoption thereof, and to cause the same to be filed and recorded as provided by law, and to do all acts and things whatsoever, within the State of Delaware necessary or proper to effect this merger.

          5. The proposed merger herein certified has been adopted, approved, certified, executed, and acknowledged by SPX in accordance with the laws of the State of Delaware.

Signed on May 24, 1996

                                                    SPX CORPORATION

                                                    By: /s/ James M. Sheridan
                                                        ------------------------
                                                    Name: James M. Sheridan
                                                    Its:  Vice President

Attested:

By: /s/ James M. Sheridan
    ---------------------
Name: James M. Sheridan
Its:  Secretary

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

            A.W. ANDERBERG MANUFACTURING COMPANY, OTC HOLDINGS, INC., TRUTH INCORPORATED, TWIN TOOL, INC. AND OWATONNA TOOL COMPANY

                                      INTO

                                 SPX CORPORATION

     SPX Corporation, a corporation organized and existing under the laws of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That this corporation was incorporated on the 9th day of February, 1968, pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That this corporation owns all of the outstanding shares (of each class) of the stock of A.W. Anderberg Manufacturing Company, a corporation incorporated on the 17th day of MAY, 1946 pursuant to the General Corporation Law of the State of California.

     That this corporation owns all of the outstanding shares (of each class) of the stock of OTC Holding, Inc., a corporation incorporated on the 8th day of July, 1926, pursuant to the Business Corporation Law of the State of Minnesota.

     That this corporation owns all of the outstanding shares (of each class) of the stock of Truth Incorporated, a corporation incorporated on the 13th day of October, 1969, pursuant to the Business Corporation Law of the State of Minnesota.

     That this corporation owns all of the outstanding shares (of each class) of the stock of Twin Tool, Inc., a corporation incorporated on the 16th day of November, 1981, pursuant to the Business Corporation Law of the State of Minnesota.

     That this corporation owns all of the outstanding shares (of each class) of the stock of Owatonna Tool Company, a corporation incorporated on the 26th day of December, 1984, pursuant to the Business Corporation Law of the State of Minnesota.

     THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held on the 24th day of October, 1990, determined to and did merge into itself said A.W. Anderberg Manufacturing Company, OTC Holdings, Inc., Truth Incorporated, Twin Tool, Inc. and Owatonna Tool Company:

     RESOLVED, that SPX Corporation merge, and it hereby does merge into itself said A.W. Anderberg Manufacturing Company, OTC Holdings, Inc., Truth Incorporated, Twin Tool, Inc. and Owatonna Tool Company, and assumes all of its obligations; and

     FURTHER RESOLVED, that the merger shall be effective on December 31, 1990.

     FURTHER RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said A.W. Anderberg Manufacturing Company, OTC Holdings, Inc., Truth Incorporated, Twin Tool, Inc. and Owatonna Tool Company and assume its liabilities and obligations; and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

     FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of SPX Corporation at any time prior to the date of filing the merger with the Secretary of State.

     IN WITNESS WHEREOF, said SPX Corporation has caused this Certificate to be signed by Dale A. Johnson, its President and attested by James M. Sheridan, its Secretary, this 30th day of November, 1990.

                                                SPX CORPORATION

                                                By /s/ Dale A. Johnson
                                                   -----------------------------
                                                   Dale A. Johnson, President

ATTEST:

By /s/ James M. Sheridan
   -----------------------------
   James M. Sheridan, Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                             KENT-MOORE CORPORATION

                                      INTO

                                 SPX CORPORATION

                                    * * * * *

     SPX Corporation, a corporation organized and existing under the laws of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That this corporation was incorporated on the 9th day of February, 1968, pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That this corporation owns all of the outstanding shares of the stock of Kent-Moore Corporation, a corporation incorporated on the 31st day of October, 1981, pursuant to the General Corporation Law of the State of Delaware.

     THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held on the 24th day of October, 1990, determined to and did merge into itself said Kent-Moore Corporation:

     RESOLVED, that SPX Corporation merge, and it hereby does merge into itself said Kent-Moore Corporation, and assumes all of its obligations; and

     FURTHER RESOLVED, that the merger shall be effective on November 30, 1990; and

     FURTHER RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Kent-Moore Corporation and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded into the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger; and

     FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of SPX Corporation at any time prior to the date of filing the merger with the Secretary of State.

     IN WITNESS WHEREOF, said SPX Corporation has caused this Certificate to be signed by Dale A. Johnson, its President and attested by James M. Sheridan, its Secretary, this 12th day of November, 1990.

                                                SPX CORPORATION

                                                By /s/ Dale A. Johnson
                                                   -----------------------------
                                                   Dale A. Johnson
                                                   Its President

ATTEST:

By /s/ James M. Sheridan
   -----------------------
   James M. Sheridan
   Its Secretary

[SEAL]

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                                 SPX CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

     We, Robert D. Tuttle, Chairman, and James M. Sheridan, Secretary, of SPX Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on June 25, 1986, adopted the following resolution creating a series of 500,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock," without par value, and the number of shares constituting such series shall be 500,000.

     Section 2.  Dividends and Distributions.

     A. Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the tenth (10) day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend

Payment Date after the first issuance of a share or fraction of a shares of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $5.00 or (b) subject to the provisions for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $10.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after June 25, 1986 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     B. The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.5 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     C. Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following rights:

     A. Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     B. Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     C. (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

       (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

      (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of

Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President, or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C) (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C) (iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

       (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C) (ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

        (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C) (ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

     D. Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.  Certain Restrictions.

     A. Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

        (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

       (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

      (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

       (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     B. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6.  Liquidation, Dissolution or Winding Up.
A. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holder of shares of Series A Junior Participating Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

     B. In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

     C. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

     Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the

Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

     Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 19th day of October, 1988.


                                                /s/ Robert D. Tuttle
                                                --------------------------------
                                                Chairman

Attest:


/s/ James M. Sheridan
------------------------
Secretary

[SEAL]

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     Merging

                                SPAR CORPORATION
                            (a Delaware corporation)

                                      into

                            SEALED POWER CORPORATION
                            (a Delaware corporation)

                         Pursuant to Section 253 of the
                         General Corporation Law of the
                                State of Delaware

It is hereby certified that:

          1. SEALED POWER CORPORATION ("the Corporation") is a corporation incorporated under the laws of the State of Delaware.

          2. The Corporation is the owner of all of the issued and outstanding shares of stock of SPAR CORPORATION ("SPAR"), a Delaware corporation.

          3. The Corporation hereby merges SPAR with and into the Corporation and assumes all of its obligations.

          4. The Corporation, as the surviving corporation, hereby changes its corporate name change to SPX Corporation.

          5. The merger of SPAR with and into the Corporation and the corporate name change to SPX Corporation shall become effective at 5:00 p.m. (Delaware time) on April 26, 1988.

          6. Set forth below is a copy of the resolutions adopted on February 17, 1988 by the Board of Directors of the Corporation authorizing the corporate name change to SPX Corporation and the merger of SPAR into the Corporation.

          RESOLVED, that the Corporation shall change its name from Sealed Power Corporation to SPX Corporation.

          RESOLVED, that the Corporation shall effect the corporate name change pursuant to Section 253 of the Delaware General
     Corporation Law by creating a wholly-owned subsidiary which shall be merged with and into the Corporation.

          RESOLVED, that the proper officers of the Corporation are authorized and directed to cause the formation of SPAR
     Corporation ("SPAR"), under and pursuant to the laws of the State of Delaware.

          RESOLVED, that, at the request of the Corporation, Robert D. Tuttle shall serve as the sole director of SPAR.

          RESOLVED, that, once organized, SPAR shall be merged with and into the Corporation, with the Corporation remaining in existence after the merger as the surviving corporation, in accordance with the Delaware General Corporation Law.

          RESOLVED, that the Certificate of Ownership and Merger in the form attached to these resolutions as Exhibit A is approved, and the proper officers of the Corporation are authorized and directed to execute, deliver and file the Certificate of Ownership and Merger with such modifications and amendments as such officers may deem necessary or appropriate, and to take such actions as they deem advisable to perform or file the Certificate of Ownership and Merger.

          RESOLVED, that the proper officers of the Corporation are authorized and directed to execute, deliver and file any and all documents and to take any and all action with federal, state, local and foreign authorities, as they deem necessary or appropriate to effect the corporate name change and the merger of SPAR Corporation with and into the Corporation and to carry out the intent of the foregoing resolutions.

DATED:  April 25, 1988.

                                                SEALED POWER CORPORATION

                                                By: /s/ Charles E. Johnson II
                                                    ----------------------------
                                                    Its: President

Attest:

/s/ James M. Sheridan
-------------------------
Its:  Secretary

Certificate of Ownership of the SEALED POWER CORPORATION a corporation organized and existing under the laws of the State of Delaware merging SPAR CORPORATION a corporation organized and existing under the laws of the State of Delaware pursuant to Section 253 of the General Corporation Law of the State of Delaware, as received and filed in this office the twenty-fifth day of April, A.D. 1988 at 10 o'clock A.M.

     And I do hereby further certify that the aforesaid Corporation shall be governed by the laws of the State of Delaware.

     And I do hereby further certify that the said "SEALED POWER CORPORATION", has relinquished its corporate title and assumed in place thereof "SPX CORPORATION".

[SEAL]

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            SEALED POWER CORPORATION

                                  * * * * * * *

     Sealed Power Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies that: (1) the name of the corporation is Sealed Power Corporation and the name under which the corporation was originally incorporated is 2001 Sanford Street Corporation; (2) the date of filing its original Certificate of Incorporation with the Secretary of State was February 9, 1968; (3) this Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation; (4) this Certificate of Incorporation was duly adopted by the board of directors of the corporation in accordance with
Section 245 of the General Corporation Law of the State of Delaware: and (5) the text of the Certificate of Incorporation as heretofore amended or supplemented is restated as follows:

     FIRST. The name of the corporation is SEALED POWER CORPORATION.

     SECOND. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business, or objects or purposes to be conducted or promoted by the Corporation are:

     (a) To manufacture, purchase or otherwise acquire invest in, or mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and with goods, wares and merchandise and property of every class and description, including but not limited to the manufacture and sale of automotive engine parts and related products.

     (b) To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and descriptor in any of the states, districts, territories or possessions of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, possession or country.

     (c) To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

     (d) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH. 1. Authorized Shares. The total number of shares of stock of all classes which the Corporation shall have authority to issue is fifty-three million (53,000,000), of which three million (3,000,000) shall be shares of Preferred Stock without par value and fifty million (50,000,000) shall be shares of Common Stock of the par value of $10 per share.

     2. Preferred Stock. (a) The Preferred Stock shall be issuable in series, and in connection with the issuance of any series of Preferred Stock and to the extent now or hereafter permitted by the laws of the State of Delaware, the Board of Directors is authorized to fix by resolution the designation of each series, the stated value of the shares of each series, the dividend rate of each series and the date or dates and other provisions respecting the payment of dividends, the provisions, if any, for a sinking fund for the shares of each series, the preferences of the shares of each series in the event of the liquidation or dissolution of the Corporation, the provisions, if any, respecting the redemption of the shares of each series and, subject to requirements of the laws of the State of Delaware, the voting rights (except that such shared shall not have more than one vote per share), the terms, if any, upon which the shares of each series shall be convertible into or exchangeable for any other shares of stock of the Corporation and any other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of each series.

     (b) Preferred Stock of any series redeemed, converted, exchanged, purchased, or otherwise acquired by the Corporation shall constitute authorized but unissued Preferred Stock.

     (c) All shares of any series of Preferred Stock, as between themselves, shall rank equally and be identical; and all series of Preferred Stock, as between themselves, shall rank equally and be identical except as set forth in resolutions of the Board of Directors authorizing the issuance of such series.

     3. Common Stock. (a) After dividends to which the holders of Preferred Stock may then be entitled under the resolutions creating any series thereof have been declared and after the Corporation shall have set apart the amounts required pursuant to such resolutions for the purchase or redemption of any series of Preferred Stock, the holders of Common Stock shall be entitled to have dividends declared in cash, property, or other securities of the Corporation out of any net profits or net assets of the Corporation legally available therefor.

     (b) In the event of the liquidation or dissolution of the Corporation's business and after the holders of Preferred Stock shall have received amounts to which they are entitled under the resolutions creating such series, the holders of Common Stock shall be entitled to receive ratably the balance of the Corporation's net assets available for distribution.

     (c) Each share of Common Stock shall be entitled to one vote, but shall not be entitled to vote for the vote for the election of any directors who may be elected by vote of the Preferred Stock voting as a class.

     4. Preemptive Rights. No holder of any shares of the Corporation shall have any preemptive right to subscribe for or to acquire any additional shares of the Corporation of the same or of any other class, whether now or hereafter authorized or any options or warrants giving the right to purchase any such shares, or any bonds, notes, debentures or other obligations convertible into any such shares.

     FIFTH.  The name and mailing address of each incorporator is as follows:

             NAME                                  MAILING ADDRESS
             ----                                  ---------------

         B. J. Consono                           100 West Tenth Street
                                                 Wilmington, Delaware

         F. J. Obara, Jr.                        100 West Tenth Street
                                                 Wilmington, Delaware

         A. D. Grier                             100 West Tenth Street
                                                 Wilmington, Delaware

     SIXTH.  The Corporation is to have perpetual existence.

     SEVENTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

     EIGHTH. Except as otherwise fixed by resolution of the Board of Directors pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of Preferred Stock to elect directors as a class, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. The directors, other than those who may be elected by the holders of Preferred Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. The first class shall be initially elected for a term expiring at the next ensuing annual meeting, the second class shall be initially elected for a term expiring one year thereafter, and the third class shall be elected for a term expiring two years thereafter, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation held after the initial classification and election of directors, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

     Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the By-Laws of the Corporation.

     Except as otherwise fixed by resolution of the Board of Directors pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of Preferred Stock to elect directors as a class, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created (subject to the requirements of this Article EIGHTH that all classes be as nearly equal in number as possible) or in which the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.

     Subject to the rights of the holders of Preferred Stock to elect directors as a class, a director may be removed only for cause and only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     1. To adopt, amend and repeal the By-Laws of the Corporation. Any by-laws adopted by the directors under the powers conferred hereby may be amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing or any other provision in this Certificate of Incorporation or the By-Laws of the Corporation to the contrary. Article II, Sections 3 and 7 and Article III, Sections 1, 2 and 3 of the By-Laws shall not be amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     2. To fix and determine, and to vary the amount of, the working capital of the Corporation, and to determine the use or investment of any assets of the Corporation, to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve or reserves.

     3. To authorize the purchase or other acquisition of shares of stock of the Corporation or any of its bonds, debentures, notes, scrip, warrants or other securities or evidences of indebtedness.

     4. Except as otherwise provided by law, to determine the places within or without the State of Delaware, where any or all of the books of the Corporation shall be kept.

     5. To authorize the sale, lease or other disposition of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as it may deem best.

     6. To authorize the borrowing of money, the issuance of bonds, debentures and other obligations or evidences of indebtedness of the Corporation, secured or unsecured, and the inclusion of provisions as to redeemability and convertibility into shares of stock of the Corporation or otherwise; and the mortgaging or pledging, as security for money borrowed or bonds, notes, debentures or other obligations issued by the Corporation, of any property of the Corporation, real or personal, then owned or thereafter acquired by the Corporation.

     In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-Laws of the Corporation.

     Subject to any limitation in the By-Laws, the members of the Board of Directors shall be entitled to reasonable fees, salaries or other compensation for their services, as determined from time to time by the Board of Directors, and to reimbursement for their expenses as such members. Nothing herein contained shall preclude any director from serving the Corporation or its subsidiaries or affiliates in any other capacity and receiving compensation therefor.

     Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article EIGHTH.

     NINTH. Both stockholders and directors shall have power, if the By-Laws so provide, to hold their meetings and to have one or more offices within or without the State of Delaware.

     Except as otherwise fixed by resolution of the Board of Directors pursuant to the provision of Article FOURTH hereof relating to the rights of the holders of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of Preferred Stock, special meetings of stockholders may be called only by the Chairman on his own initiative, the President on his own initiative or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article NINTH.

     TENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     ELEVENTH. Except as otherwise provided in this Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     TWELFTH. No contract or other transaction between the Corporation and any person, firm, association or Corporation and no other act of this Corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of the Corporation are, directly or indirectly, pecuniarily or otherwise interested in such contract, transaction or other act or related to or interested in such person, firm, association or corporation as director, stockholder, officer, employee, member or otherwise. Any director of the Corporation individually, or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors, or of any committee of directors having the powers of the full Board, at which action upon any such contract, transaction or other act is taken, and if such fact shall be so disclosed or known any director of this Corporation so related or otherwise interested may be counted in determining the presence of a quorum at any meeting of the Board of Directors or of such committee at which action upon any such contract, transaction or act shall be taken and may vote thereat with respect to such action with like force and effect as if he were not so related or interested. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

     THIRTEENTH. (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware, or any other applicable law, is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, or any other applicable law, as so amended. Any repeal, or modification of this Section (a) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     (b)(1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, or any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of the Section (b) with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section (b) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware, or any other applicable law, requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section(b) or otherwise.

     (2) If a claim under paragraph (1) of this Section (b) is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware, or any other applicable law, for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, stockholders or Independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, or any other applicable law, nor an actual determination by the Corporation (including its Board of Directors, stockholders or independent legal counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

     (4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware, or any other applicable law.

     (5) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section (b) with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     (6) Any repeal or modification of this Section (b) by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

     FOURTEENTH. In determining whether an "Acquisition Proposal" is in the best interests of the Corporation and its stockholders, the Board of Directors shall consider all factors it deems relevant including, without limitation, the following:

     (a) the consideration being offered in the Acquisition Proposal, not only in relation to the then current market price, but also in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' estimate of the future value of the Corporation as an independent entity; and

     (b) the social, legal and economic effects upon employees, suppliers, customers and on the communities in which the Corporation is located, as well as on the long term business prospects of the Corporation.

     "Acquisition Proposal" means any proposal of any person (i) for a tender offer, exchange offer or any other method of acquiring any equity securities of the Corporation with a view to acquiring control of the Corporation, (ii) to merge or consolidate the Corporation with another corporation, or (iii) to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation.

     The Article shall not be interpreted to create any rights on behalf of third persons, such as employees, suppliers, or customers.

     FIFTEENTH. 1. Higher Vote for Certain Business Combinations. A higher than majority stockholder vote to approve certain Business Combinations shall be required as follows (all capitalized terms being used as subsequently defined in this Article FIFTEENTH):

          (a) Any merger or consolidation of the Corporation or any Subsidiary with (i) any Substantial Stockholder or (ii) any other corporation (whether or not itself a Substantial Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of a Substantial Stockholder; or

          (b) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Substantial Stockholder or any Affiliate or Associate of any Substantial Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $10,000,000 or more; or

          (c) The issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Substantial Stockholder or any Affiliate or Associate of any Substantial Stockholder in exchange for cash, securities or other consideration (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more; or

          (d) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Substantial Stockholder or any Affiliate or Associate of any Substantial Stockholder; or

          (e) Any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary or any other transaction (whether or not with or into or otherwise involving a Substantial Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Substantial Stockholder or any Affiliate or Associate of any Substantial Stockholder;

shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

     2. Definition of "Business Combination." The term "Business Combination" as used in this Article FIFTEENTH shall mean any transaction which is referred to in any one or more of subparagraphs (a) through (e) of paragraph 1.

     3. When Higher Vote Is Not Required. The provisions of paragraph 1 of this Article FIFTEENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote. If any, as is required by law, any other provision of this Certificate of Incorporation or any agreement with any national securities exchange, if in the case of a Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation, solely in their capacities as stockholders, the condition specified in the following subparagraph (a) is met, or if in the case of any other Business Combination, the conditions specified in either of the following subparagraphs (a) or (b) are met:

     (a) The Business Combination shall have been approved by at least two-thirds of the Continuing Directors.

     (b)  All of the following conditions shall have been met:

            (i) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination (the "Consummation Date") of the consideration other than cash to be received per share by holders of Common Stock of the Corporation in such Business Combination shall be an amount at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b)
     (i) shall be required to be met with respect to all shares of Common Stock outstanding, whether or not the Substantial Stockholder has previously acquired any Common Stock):

               (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Substantial Stockholder which were acquired (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became a Substantial Stockholder, whichever is higher, plus interest compounded annually from the date on which the Substantial Stockholder became a Substantial Stockholder through the Consummation Date at the prime rate of interest of Harris

          Trust and Savings Bank (or other major bank headquartered in Chicago, Illinois, selected by a majority of the Continuing Directors) from time to time in effect in Chicago, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, per share of Common Stock from the date on which the Substantial Stockholder became a Substantial Stockholder through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of Common Stock; or

               (B) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Substantial Stockholder become such Substantial Stockholder (the "Determination Date"), whichever is higher; or

               (C) the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to clause (B) immediately preceding, multiplied by the ratio of (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Substantial Stockholder which were acquired within the two-year period immediately prior to the Announcement Date to (ii) the Fair Market Value per share of Common Stock on the first day in such two-year period on which the Substantial Stockholder beneficially owned any shares of Common Stock.

           (ii) The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of the consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock, other than Common Stock, shall be the amount at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b)(ii) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Substantial Stockholder beneficially owns any shares of a particular class of Voting Stock):

               (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class of Voting Stock beneficially owned by the Substantial Stockholder which were acquired (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became a Substantial Stockholder, whichever is higher, plus interest compounded annually from the date on which the Substantial Stockholder became a Substantial Stockholder through the Consummation Date at the prime rate of interest of Harris Trust and Savings Bank (or other major bank headquartered in Chicago, Illinois, selected by a majority of the Continuing Directors) from time to time in effect in Chicago, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, per share of such class of Voting Stock from the date on which the Substantial Stockholder became a Substantial Stockholder through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of such class of Voting Stock; or

               (B) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; or

               (C) the price per share equal to the Fair Market Value per share of such class of Voting Stock determined pursuant to clause (B) immediately preceding, multiplied by the ratio of (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class of Voting Stock beneficially owned by the Substantial Stockholder which were acquired within the two-year period immediately prior to the Announcement Date to (ii) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period on which the Substantial Stockholder beneficially owned any shares of such class of Voting Stock; or

               (D) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

          (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid for shares of such class of Voting Stock which are beneficially owned by the Substantial Stockholder. If the Substantial Stockholder beneficially owns any shares of any class of Voting Stock which were acquired with varying forms of consideration, the form of consideration to be received by holders of such class of Voting Stock shall be either cash or in the form used to acquire the largest number of shares of such class of Voting Stock previously beneficially owned by it.

           (iv) After such Substantial Stockholder has become a Substantial Stockholder and prior to the consummation of such Business Combination: (A) except as approved by at least two-thirds of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock of the Corporation; (B) there shall have been
     (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by at least two-thirds of the Continuing Directors, and
     (2) an increase in such annual rate of dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by at least two-thirds of the Continuing Directors: and (C) such Substantial Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Substantial Stockholder becoming a Substantial Stockholder.

            (v) After such Substantial Stockholder has become a Substantial Stockholder, such Substantial Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

           (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

          (vii) All per share prices shall be adjusted to reflect any intervening stock splits, stock dividends and reverse stock splits.

     4.   Certain Definitions, for the purposes of this Article FIFTEENTH:

     (a) A "person" shall mean any individual, firm, corporation or other entity.

     (b) "Substantial Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

                (i) is the beneficial owner, directly or indirectly, or more than 10% of the voting power of the outstanding Voting Stock; or

               (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

              (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Substantial Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     (c)  A person shall be "beneficial owner" of any Voting Stock:

                (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

               (ii) which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage or time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

              (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

     (d) For the purpose of determining whether a person is a Substantial Stockholder pursuant to subparagraph (b) of this paragraph 4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by a Substantial Stockholder through application of subparagraph (c) of this paragraph 4, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     (e) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 1, 1985 (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

     (f) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Substantial Stockholder set forth in subparagraph (b) of this paragraph 4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

     (g) "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with and not a representative of the Substantial Stockholder and was a member of the Board prior to the time that the Substantial Stockholder became a Substantial Stockholder, and any successor of a Continuing Director who is unaffiliated with and not representative of the Substantial Stockholder and is recommended to succeed a Continuing Director by at least two-thirds of the Continuing Directors then on the Board.

     (h) "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange--Listed Stocks, or if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price, or if none, the highest closing bid quotation, with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by at least a two-thirds of the Continuing Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by at least two-thirds of the Continuing Directors in good faith.

     (i) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in subparagraphs (b)(i) and (ii) of paragraph 3 shall include the Common Shares or the shares of any other class of outstanding Voting Stock retained by the holders of such shares, or both.

     5. Powers of Continuing Directors: At least two-thirds of the Continuing Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article FIFTEENTH, including without limitation (i) whether a person is a Substantial Stockholder, (ii) the number of shares of Voting Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, (iv) whether the requirements of subparagraph (b) of paragraph 3 have been met with respect to any Business Combination, and (v) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more, and the good faith determination of at least two-thirds of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article FIFTEENTH.

     6. No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article FIFTEENTH shall be construed to relieve the Board of Directors or any Substantial Stockholder from any fiduciary obligation imposed by law.

     7. Amendment, Repeal, etc. Notwithstanding any other provisions of this Certificate or Incorporation of the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the other sections of this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the stockholders holding not less than 80% of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provisions inconsistent with, this Article FIFTEENTH of this Certificate of Incorporation; provided, however, that the preceding provisions of this paragraph 7 shall not be applicable to any amendment to this Article FIFTEENTH, and such amendment shall require only such affirmative vote as is required by law and any other provisions of this Certificate of Incorporation, if such amendment shall have been approved by at least two-thirds of the Continuing Directors.

     IN WITNESS WHEREOF, Sealed Power Corporation has caused this certificate to be signed by James M. Sheridan, its Vice President, and attested by Majorie M. Stauffer, its Assistant Secretary, this 11 day of December, 1987.


                                            SEALED POWER CORPORATION


                                            By: /s/ James M. Sheridan
                                               ----------------------
                                                Vice President


Attest:

By: /s/ Majorie M. Stauffer
   ------------------------
   Assistant Secretary